Exhibit 99.1

November 12, 2013

Stellus Capital Investment Corporation Reports Results for its third fiscal quarter ended September 30, 2013

Houston, Texas, November 12, 2013 (BUSINESS WIRE) – Stellus Capital Investment Corporation (NYSE:SCM) (“Stellus” or “the Company”) today announced financial results for its third fiscal quarter ended September 30, 2013.

HIGHLIGHTS
($ in millions, except data relating to per share amounts and number of portfolio companies)

Portfolio results	As of September 30, 2013
Total assets	$273.1
Investment portfolio, at fair value	$243.6
Net assets	$176.1
Weighted average yield on debt investments	11.4%
Net asset value per share	$14.57

Quarter ended September 30, 2013
Portfolio activity
Total investments made, at cost	$16.8
Number of new investments	2
Repayments of investments, including amortization	$35.4
Number of portfolio companies at end of period	23
Operating results
Total investment income	$7.9
Net investment income	$4.1
Net investment income per share	$0.34
Dividends declared per share	$0.34
Net increase in net assets from operations	$3.8
Net increase in net assets from operations per share	$0.32
Weighted average shares outstanding during the quarter	12,066,548

“We are pleased to report an increase in investment income for the third quarter and to have generated net investment income sufficient to cover our quarterly dividend,” said Robert T. Ladd, Chief Executive Officer of Stellus.

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Portfolio and Investment Activity

We completed the third quarter of 2013 with a portfolio of $243.6 million (at fair value) invested in 23 companies. As of September 30, 2013, our portfolio included approximately 25% of first lien debt, 32% of second lien debt, 42% of mezzanine debt and 1% of equity investments at fair value. Our debt portfolio consisted of 46% fixed rate investments and 54% floating rate (subject to interest rate floors), such as LIBOR. The average size of our portfolio company investments was $10.6 million and our largest portfolio company investment was approximately $21 million. The weighted average yield on all of our debt investments as of September 30, 2013 was approximately 11.4%.

During the three months ended September 30, 2013, we made $16.8 million of investments in one new portfolio company and one existing portfolio company and received $35.4 million of proceeds principally from prepayments of three investments, including $0.5 million from amortization of certain other investments.

This compares to the portfolio as of December 31, 2012, which had a fair value of $195.5 million invested in 15 companies comprising 22% first lien debt, 20% second lien debt, 57% subordinated debt and 1% equity. As of December 31, 2012, our debt investments had a weighted average yield of 12.5% and consisted of 60% fixed rate investments and 40% floating rate (subject to interest rate floors), such as LIBOR.

Results of Operations

Investment income for the three and nine months ended September 30, 2013 totaled $7.9 million and $21.7 million, respectively, most of which was interest income from portfolio investments.

Operating expenses for the three and nine months ended September 30, 2013 totaled $3.8 million and $9.9 million, respectively. For the same respective periods, base management fees totaled $1.1 million and $3.1 million, incentive fees totaled $0.7 million and $2.3 million, fees and expenses related to our credit facility totaled $1.0 million and $2.3 million (including interest and amortization of deferred financing costs), administrative expenses totaled $0.2 million and $0.6 million and other expenses totaled $0.8 million and $1.7 million.

Net investment income was $4.1 million, or $0.34 per common share (based on weighted average common shares of 12,066,548 at September 30, 2013). For the nine months ended September 30, 2013, net investment income was $11.8 million, or $0.98 per share (based on weighted average common shares of 12,051,013 at September 30, 2013), and adjusted net investment income of $12.2 million, or $1.01 per share. There were no adjustments to net investment income for the three months ended September 30, 2013. Adjusted net investment income and adjusted net investment income per share are non-GAAP measures that are calculated by excluding $0.4 million, or $0.03 per common share, of incentive fee accrual related to both realized and unrealized gains during the nine months ended September 30, 2013, that are included in net investment income for GAAP purposes*.

The Company’s investment portfolio had unrealized appreciation (depreciation) for the three and nine months ended September 30, 2013, of ($0.3) million and $1.0 million, respectively.

Our net increase in net assets resulting from operations totaled $3.8 million for the three months ended September 30, 2013, or $0.32 per common share (based on weighted average common shares of 12,066,548 at September 30, 2013). For the nine months ended September 30, 2013, our net increase in net assets resulting from operations totaled $13.8 million, or $1.15 per common share (based on weighted average common shares of 12,051,013 at September 30, 2013).

* The realized and unrealized gains incentive fee is determined and paid annually with respect to realized gains (but not unrealized gains) to the extent such realized gains exceed realized and unrealized losses for such year. As a result, the realized and unrealized gains incentive fee that will be paid by the Company for its 2013 fiscal year cannot be determined until the end of the year and will only be paid with respect to excess, if any, of the Company’s realized gains through December 31, 2013, over all realized and unrealized losses through December 31, 2013. The Company believes that providing these non-GAAP measures is useful supplemental disclosure for analyzing its financial performance given that the accrued realized and unrealized gains incentive fees will not actually be paid by the Company to its investment adviser unless the circumstances set forth above are satisfied at December 31, 2013.

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Liquidity and Capital Resources

Our liquidity and capital resources are derived from our committed credit facility and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and other operating expenses we incur, as well as the payment of dividends to the holders of our common stock. We used, and expect to continue to use, these capital resources as well as proceeds from any future public and private offerings of securities to finance our investment activities.

As of September 30, 2013, our credit facility provided for borrowings in an aggregate amount up to $135 million on a committed basis and had an accordion feature which allowed for potential future expansion of the facility size to $150 million. On July 30, 2013, we exercised a portion of the accordion on the facility which increased the committed amount from $115 million to $135 million. As of September 30, 2013 and December 31, 2012, we had $85 million and $38 million, respectively, in outstanding borrowings under the credit facility.

Our operating activities used cash of $37.8 million for the nine months ended September 30, 2013, primarily in connection with the acquisition of new investments. Our financing activities used net cash of $0.8 million, which included $47 million of net borrowings under the credit facility.

Distributions

During the three and nine months ended September 30, 2013, we declared distributions of $0.34 and $1.02 per share, respectively, for total distributions of $4.1 million and $12.3 million, respectively. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

Recent Portfolio Activity

During the three months ended September 30, 2013, we made $16.8 million of investments in one new portfolio company and one existing portfolio company.  During the same period the Company received repayments of three investments totaling $35.4 million including $0.5 million amortization of existing loans.

New investment transactions which occurred during the period are summarized as follows:

●	On July 17, 2013, we made a $14.8 million investment in the second lien loan of Help/Systems, LLC, which is a leading provider of system and network management, business intelligence, and security and compliance software solutions.

●	On August 15, 2013, we made an additional $2.0 million investment in the unsecured loan of Snowman Holdings, LLC which is a marketer and distributor of aftermarket and replacement parts and accessories used for the repair and maintenance of over-the-road semi-trailers.

Our repayments were:

●	Full repayment on our second lien loan to Baja Broadband, L.L.C. at par resulting in total proceeds of $15 million.

●	Full repayment on our first lien loan to Sportsman’s Warehouse Holdings, Inc. at par plus 2% prepayment premium resulting in total proceeds of $10.1 million.

●	Full repayment on our first lien loan to ProPetro Services, Inc. at par resulting in total proceeds of $10 million.

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Events Subsequent to September 30, 2013

Since September 30, 2013, we made two new investments totaling $28.2 million and received one repayment of $12.3 million which brings the investment portfolio to approximately $259 million (at fair value) and the average investment per company to $10.8 million as of November 8, 2013.

●	On October 24, 2013, we received full repayment on our first lien loan of Holley Performance Products at par plus a 2% prepayment premium resulting in total proceeds of $12.3 million.
●	On October 31, 2013, we made a $5.0 million investment in the unsecured term loan of SQAD, LLC. We also invested $0.5 million in the company’s equity.
●	On November 1, 2013, we made a $21.4 million investment in the second lien term loan and a $1.3 million investment in Empirix, Inc. We also committed to fund a $7.5 million delayed draw note which remains unfunded at this time.

On October 23, 2013, the Company received an exemptive order from the Securities and Exchange Commission to permit it to co-invest with certain investment funds, accounts and investment vehicles managed by Stellus Capital Management (other than the D.E. Shaw group funds).

Conference Call Information

Stellus Capital Investment Corporation will host a conference call to discuss these results on Tuesday November 12, 2013, at 11:00 a.m. Eastern Standard Time. The conference call will be led by Robert T. Ladd, chief executive officer, and W. Todd Huskinson, chief financial officer, chief compliance officer, treasurer, and secretary.

For those wishing to participate by telephone, please dial (800) 468-2440 (domestic).  Use passcode 1683538.  Starting approximately two hours after the conclusion of the call, a replay will be available through November 20, 2013 by dialing (888) 203-1112 and entering passcode 1683538. The replay will also be available on the company’s website.

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STELLUS CAPITAL INVESTMENT CORPORATION

STATEMENT OF ASSETS AND LIABILITIES

	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS
Non-controlled, non-affiliated investments, at fair value (amortized cost of $242,598,120 and $195,455,671, respectively)	$243,625,309	$195,451,256
Cash and cash equivalents	23,585,780	62,131,686
Interest receivable	4,150,618	2,573,831
Prepaid loan structure fees	1,684,565	1,947,820
Prepaid expenses	52,480	438,384
Total Assets	273,098,752	262,542,977
LIABILITIES
Payable for investments purchased	—	4,750,000
Credit facility payable	85,000,000	38,000,000
Short-term loan	8,999,933	45,000,943
Base management fees payable	1,140,676	527,034
Incentive fees payable	1,262,914	—
Accrued offering costs	—	147,123
Interest payable	292,159	66,477
Directors' fees payable	76,000	29,452
Other accrued expenses and liabilities	267,625	175,993
Total Liabilities	97,039,307	88,697,022
Net Assets	$176,059,445	$173,845,955
NET ASSETS
Common Stock, par value $0.001 per share (100,000,000 shares authorized, 12,082,222 and 12,035,023 shares issued and outstanding, respectively)	$12,082	$12,035
Paid-in capital	175,384,594	174,714,838
Accumulated undistributed net realized gain	1,007,978	—
Distributions in excess of net investment income	(1,372,398)	(874,986)
Unrealized appreciation (depreciation) on investments and cash equivalents	1,027,189	(5,932)
Net Assets	$176,059,445	$173,845,955
Total Liabilities and Net Assets	$273,098,752	$262,542,977
Net Asset Value Per Share	$14.57	14.45

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STELLUS CAPITAL INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

	For the three months ended September 30, 2013	For the three months ended September, 30 2012	For the nine months ended September 30, 2013	For the period from Inception (May 18, 2012) through September, 30 2012
INVESTMENT INCOME
Interest income	$7,604,636	$—	$20,640,265	$—
Other income	312,995	—	1,065,033	—
Total Investment Income	7,917,631	—	21,705,298	—
OPERATING EXPENSES
Management fees	$1,140,675	$—	$3,065,877	$—
Valuation fees	154,785	—	358,495	—
Administrative services expenses	220,249	—	619,825	—
Incentive fees	746,637	—	2,296,873	—
Professional fees	254,533	138,365	477,995	264,993
Directors' fees	76,000	—	254,000	—
Insurance expense	119,695	—	354,933	—
Interest expense and other fees	968,674	—	2,253,433	—
Other general and administrative expenses	102,388	—	229,832	—
Total Operating Expenses	$3,783,636	$138,365	$9,911,263	$264,993
Net Investment Income (Loss)	$4,133,995	$(138,365)	$11,794,035	$(264,993)
Net Realized Gain on Investments and Cash Equivalents	$5,061	$—	$1,007,978	$—
Net Change in Unrealized Appreciation (Depreciation) on Investments and Cash Equivalents	$(313,635)	$—	$1,033,121	$—
Net Increase (Decrease) in Net Assets Resulting from Operations	$3,825,421	$(138,365)	$13,835,134	$(264,993)
Net Investment Income Per Share	$0.34	$—	$0.98	$—
Net Increase in Net Assets Resulting from Operations Per Share	$0.32	$—	$1.15	$—
Weighted Average Shares of Common Stock Outstanding	12,066,548	—	12,051,013	—

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STELLUS CAPITAL INVESTMENT CORPORATION

STATEMENT OF CHANGES IN NET ASSETS

	For the nine months ended September 30, 2013 (Unaudited)	For the Period from Inception (May 18, 2012) through September 30, 2012 (Unaudited)
Increase in Net Assets Resulting from Operations
Net investment income (loss)	$11,794,035	$(264,993)
Net realized gain on investments and cash equivalents	1,007,978	—
Net change in unrealized appreciation on investments and cash equivalents	1,033,121	—
Net Increase (Decrease) in Net Assets Resulting from Operations	13,835,134	(264,993)
Stockholder distributions
Distributions	(12,291,447)	—
Capital share transactions
Issuance of common stock	669,803	—
Net increase in net assets resulting from capital share transactions	669,803	—
Total increase (decrease) in net assets	2,213,490	(264,993)
Net assets at beginning of period	173,845,955	—
Net assets at end of period	$176,059,445	$(264,993)

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STELLUS CAPITAL INVESTMENT CORPORATION

STATEMENTS OF CASH FLOWS

	For the nine months ended September 30, 2013 (Unaudited)	For the Period from Inception (May 18, 2012) through September 30, 2012 (Unaudited)
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$13,835,134	$(264,993)
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of investments	(129,073,679)	—
Proceeds from sales and repayments of investments	84,105,057	—
Net change in unrealized appreciation on investments	(1,031,604)	—
Increase in investments due to PIK	(854,644)	—
Accretion of discount	(308,299)	—
Net realized gain on investments	(1,010,884)	—
Changes in other assets and liabilities
Increase in interest receivable	(1,576,787)	—
Decrease in prepaid expenses and fees	649,159	—
Decrease in payable for investments purchased	(4,750,000)	—
Increase in management fees payable	613,642	—
Increase in directors' fees payable	46,548	—
Increase in incentive fees payable	1,262,914	—
Increase in interest payable	225,682	—
Increase in other accrued expenses and liabilities	91,632	264,993
Net cash used in operating activities	(37,776,129)	—
Cash flows from financing activities
Offering costs paid	(147,123)	—
Stockholder distributions paid	(11,621,644)	—
Borrowings under credit facility	47,000,000	—
Paydowns of short-term loan	(36,001,010)	—
Net cash used in financing activities	(769,777)	—
Net decrease in cash and cash equivalents	(38,545,906)	—
Cash and cash equivalents balance at beginning of period	62,131,686	—
Cash and cash equivalents balance at end of period	$23,585,780	$—
Non-cash items
Net proceeds from common stock issued	$669,803	$—

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About Stellus Capital Investment Corporation

The Company is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation by investing primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, and corresponding equity investments. The Company’s investment activities are managed by its investment adviser, Stellus Capital Management. To learn more about Stellus Capital Investment Corporation, visit www.stelluscapital.com under the Stellus Capital Investment Corporation link.

Forward Looking Statements

Statements included herein may contain “forward-looking statements” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Available Information

Stellus’ filings with the Securities and Exchange Commission, press releases, earnings release, and other financial information are available on its website at www.stelluscapital.com under the Stellus Capital Investment Corporation link.

Contacts

Stellus Capital Investment Corporation

W. Todd Huskinson, (713) 292-5414

Chief Financial Officer

thuskinson@stelluscapital.com

or

BackBay Communications

Kelly Holman, 212-209-3844

Kelly.holman@backbaycommunications.com